EXECUTION COPY

Exhibit 9.2

H-LINES HOLDING CORP.

AMENDED AND RESTATED

VOTING TRUST AGREEMENT

Amended and Restated Voting Trust Agreement, dated as of October 15, 2004 (this “Agreement”), among H-Lines Holding Corp. (“Holdings”), each of the individuals or entities listed on the signature pages hereto (the “Stockholders”), and John K. Castle and any successor appointed as provided in this Agreement, as Voting Trustee (the “Voting Trustee”).

Recitals:

Holdings is a corporation duly organized and validly existing under the laws of the State of Delaware.

On July 7, 2004 (the “Original Trust Date”), Holdings, John K. Castle, as initial Voting Trustee, and certain of the Stockholders (the “Existing Stockholders”) entered into a Voting Trust Agreement dated as of such date (the “Original Voting Trust Agreement”), pursuant to which a voting trust (the “Trust”) was created and established in respect of the shares of the Common Stock, par value $0.01 per share, of Holdings (the “Common Stock”) and the Series A Redeemable Preferred Stock, par value $0.01 per share, of Holdings (the “Preferred Stock”) then owned by such Stockholders.

The Company, John K. Castle, as Voting Trustee, and the Existing Stockholders now desire to amend and restate the Original Voting Trust Agreement to, among other things, (i) continue the Trust, (ii) modify certain terms and conditions of the Original Voting Trust Agreement, and (iii) add certain individuals and/or entities who or which hold shares of Common Stock or Preferred Stock of Holdings as additional Stockholders.

As of the date hereof, the Stockholders are the owners of the number of shares of the issued and outstanding Common Stock and the number of shares of the issued and outstanding Preferred Stock, in each case as set forth opposite such Stockholder’s name on Exhibit A hereto (the shares of Common Stock and Preferred Stock now owned of record or beneficially or that may be so owned in the future hereafter from time to time by the Stockholders being referred to herein collectively as “Shares”).

In consideration of the premises and of the mutual undertakings of the parties hereinafter set forth, the parties hereto hereby agree to amend and restate the Original Voting Trust Agreement in its entirety to read as set forth below:

1. Stockholders; Voting Trust; Deposit of Shares.

(a) Stockholders. Each Stockholder, whether now or hereafter existing, hereby agrees to be bound by the terms and conditions of this Agreement.

(b) Voting Trust. The Trust is hereby continued in full force and effect and shall apply to all of the Shares of Holdings owned by all of the Stockholders, subject to the terms and conditions set forth in this Agreement.

(c) Transfer of Shares. Each Stockholder agrees that, concurrently with the execution and delivery of this Agreement, he, she or it will transfer and assign, or cause to be transferred and assigned, in each case only if he, she or it has not already done so, to the Voting Trustee all of the Shares of Holdings now owned by him, her or it and will deposit or cause to be deposited such Shares in the Trust, in each case only if he, she or it has not already done so, with the Voting Trustee, the certificates for such Shares, all of which certificates, if not registered in the name of the Voting Trustee, shall be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

(d) All Capital Stock. The provisions of this Agreement shall apply to any and all Shares of Holdings that (i) may be issued in respect of, in exchange for, or in substitution of any Shares transferred to the Voting Trustee pursuant to Section 1(a) of the Original Voting Trust Agreement or on or after the date hereof pursuant to Section 1(c) hereof, or (ii) were acquired by any Stockholder on or prior to the date hereof, or which are hereafter acquired by any Stockholder at any time or from time to time, and each Stockholder agrees that, until the termination of this Agreement, no Shares of Holdings shall be held by such Stockholder, but all such Shares shall be deposited with the Voting Trustee in accordance with the terms and conditions of this Agreement.

2. Voting Trust Certificates.

(a) Issuance of Certificates. Subject to the provisions of Section 4 hereof, the Voting Trustee shall from time to time issue to each Stockholder, with respect to the Shares of Holdings owned by such Stockholder and so deposited hereunder, one or more Voting Trust Certificates, each in the form of Exhibit B, for the number of Shares equal to that deposited by such Stockholder, which one or more Voting Trust Certificates shall refer to the provisions of this Agreement and be registered on the books of the Trust in such Stockholder’s name. On the Original Trust Date, the Voting Trustee issued to each Existing Stockholder one or more Voting Trust Certificates, each in the form of Exhibit B to the Original Voting Trust Agreement, with respect to the Shares of Holdings then owned by such Stockholder that had been deposited into the Trust thereunder. For all purposes of this Agreement, such Voting Trust Certificates will be regarded as Voting Trust Certificates issued by the Voting Trustee pursuant to this Agreement and each registered holder thereof shall be accorded in respect thereof all of the same privileges, and be subject to the same duties and obligations, as the registered holder of a Voting Trust Certificate issued pursuant to the first sentence of this Section 2(a) possesses, or is subject to, under this Agreement.

(b) Transfer of Certificates. Voting Trust Certificates shall, to the extent permitted by law and the terms and conditions of this Agreement, be transferable (subject to the limitations on transfer otherwise applicable) in the same manner as negotiable instruments; provided, however, that ownership of such Voting Trust Certificates shall be transferable on the books of the Trust by the holders of record thereof only upon (i) the surrender of such Voting Trust Certificates, properly endorsed by the registered holders, and (ii) delivery to the Voting

Trustee (A) by the proposed transferee, of a valid undertaking, in form and substance satisfactory to the Voting Trustee, to become, and such transferee becoming, bound by the terms and conditions of this Agreement, in such transferee’s capacity as a “Stockholder” under this Agreement, and (B) by the proposed transferor, of an opinion of counsel or no-action letter as provided in Section 4 hereof.

3. Stockholders Agreement.

(a) Limitations on Transfer. In addition to the limitations on transfer set forth in Section 2(b), all Voting Trust Certificates issued hereunder shall be subject to the limitations on transfer and all other terms provided, with respect to the Shares previously, now or hereafter deposited into the Trust and transferred to the Voting Trustee pursuant to the Original Trust Agreement or this Agreement, in the Stockholders Agreement dated as of July 7, 2004, among Holdings and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Stockholders Agreement”), a copy of which is on file with Holdings. Unless the context indicates otherwise, capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Stockholders Agreement, as in effect on the date hereof.

(b) Notices. Any notice or other written communication given by any Stockholder to Holdings or any other Person, or by Holdings to any Stockholder or any other Person, pursuant to the Stockholders Agreement shall be given by such Stockholder or Holdings, as the case may be, concurrently with the giving of such notice or other written communication to the recipient(s) thereof, to the Voting Trustee.

(c) Reservation of Rights. Nothing in this Agreement shall give the Voting Trustee the right to exercise any contractual rights of any Stockholder under the Stockholders Agreement.

4. Non-Registration of Certificates. The Voting Trustee has not registered (and will not register) the Voting Trust Certificates, whether heretofore issued, now issued or hereafter issued, under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any state, in reliance upon each Stockholder’s representation hereby made that he, she or it has held (if applicable) and will hold all existing and future Voting Trust Certificates subject to all applicable provisions of the Securities Act and such state laws and all applicable rules and regulations promulgated thereunder, and has not offered (if applicable) and will not offer, sell, transfer or otherwise dispose of said Voting Trust Certificates or any part thereof, unless (in addition to compliance with any other applicable restrictions on transfer) he, she or it shall have first obtained (i) an opinion of counsel, in form and substance satisfactory to the Voting Trustee, to the effect that such disposition will not result in a violation of any federal or state law applicable to the offer and sale of said Voting Trust Certificates or any part thereof, or (ii) written advice from the Securities and Exchange Commission that it will take no action with respect to any such proposed disposition of said Voting Trust Certificates or any part thereof.

5. Replacement of Certificates. In case any Voting Trust Certificate shall be mutilated, lost, destroyed or stolen, the Voting Trustee may issue and deliver in exchange therefor and upon cancellation of the mutilated Voting Trust Certificate, or in lieu of the lost, destroyed or stolen Voting Trust Certificate, a new Voting Trust Certificate or Voting Trust Certificates representing a like number of Shares, upon the production of evidence of such loss, destruction or theft, satisfactory to the Voting Trustee, and upon receipt of an indemnity satisfactory to the Voting Trustee, and upon compliance also with such other reasonable conditions as the Voting Trustee may prescribe.

6. Stock Certificates Held by Voting Trustees.

(a) Surrender of Certificates. The certificates for Shares of Holdings deposited with the Voting Trustee shall, if not registered in the name of the Voting Trustee, be surrendered to Holdings and be canceled and new certificates therefor issued to and in the name of the Voting Trustee. Notation shall be made on the face of all certificates issued in the name of the Voting Trustee that they are issued pursuant to this Agreement, and such fact shall also be noted in the records of stock ownership of Holdings.

(b) Shares Held in Trust. All Shares deposited with the Voting Trustee pursuant to the Original Trust Agreement or this Agreement shall be held in trust for the Stockholders and their respective heirs, executors, administrators and assigns, and used and applied by the Voting Trustee and his successors in office for the purposes of and in accordance with this Agreement and shall remain subject to the Stockholders Agreement.

(c) Transfer of Shares. The Voting Trustee may cause any Shares at any time held by him under this Agreement to be transferred to any name or names other than the name of the Voting Trustee herein named, if such transfer becomes necessary by reason of any change in the individual holding the office of Voting Trustee as hereinafter provided.

7. Distributions and Issuances.

(a) Dividends. Holdings is hereby authorized and directed, and Holdings hereby agrees, to pay all distributions, payments in respect of redemption of the Preferred Stock and any dividends that become payable (and to which the holders of the capital stock shall be entitled) in cash, stock (other than stock entitled to vote in the selection of directors generally (the “Voting Stock”)) or other property directly to the registered holder of the Voting Trust Certificate evidencing the Shares on which such distributions, redemption payments or dividends are declared. All Voting Stock issued as dividends or otherwise in respect of the Shares shall also be subject to this Agreement. The stock certificates for such shares shall be issued in the name of and delivered to the Voting Trustee to be held hereunder, subject to all of the provisions hereof, and the Voting Trustee shall issue additional Voting Trust Certificates in respect of such shares to the Stockholders entitled thereto.

(b) Distributions of Capital Stock. In case Holdings shall at any time issue any stock or other securities to which the holders of Common Stock or Preferred Stock shall be entitled to subscribe by way of preemptive right or otherwise, or any Stockholder shall be otherwise entitled (including, without limitation, pursuant to the Stockholders Agreement) to purchase any shares of capital stock of Holdings, the Voting Trustee shall promptly give notice of such right so to subscribe or purchase and of the terms thereof to such Stockholder at his, her or its address registered with the Voting Trustee; and such Stockholder upon providing the Voting Trustee with funds in the requisite amount, shall have the right, subject to such reasonable regulations as may be prescribed by the Voting Trustee, to instruct the Voting Trustee to subscribe for or purchase such stock or other securities, or any part thereof; and to the extent that such Stockholder shall fail to exercise such rights the Voting Trustee shall be entitled, in its absolute discretion, to permit such rights so to subscribe or purchase to lapse. Upon receiving proper instructions in writing, the Voting Trustee shall subscribe for or purchase such stock or other securities (but only out of funds provided by such Stockholder for the purpose) and shall distribute the same to such Stockholder, except that any shares of Voting Stock of Holdings, when so subscribed for or purchased and received by the Voting Trustee, shall not be distributed but shall be held hereunder, subject to all the provisions hereof, and the Voting Trustee shall issue new or additional Voting Trust Certificates in appropriate form in respect of such shares to such Stockholder.

8. Actions by Voting Trustee.

(a) Proxy. A proxy may be given by the Voting Trustee to any Person; provided, that such proxy may be voted only in accordance with specific instructions given by the Voting Trustee.

(b) Agents. The Voting Trustee may at any time or from time to time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Voting Trustee, including, without limitation, the appointment of a domestic bank or other institution to act as custodian of the Shares of Holdings held by it hereunder. The fees of such agent or agents shall constitute an expense of the Voting Trustee.

9. Liability of Voting Trustee; Indemnification.

(a) No Liability. The Voting Trustee assumes no liability as a stockholder, his interest hereunder being that of trustee only. In voting the stock represented by the stock certificates held by it hereunder (which he may do either in person or by proxy as aforesaid), the Voting Trustee will vote and act in all matters in accordance with (i) his best good faith judgment, and (ii) the terms and conditions of this Agreement, without taking into consideration the preferences of the Stockholders, except as otherwise expressly provided in Section 10(c); but he assumes no responsibility or liability in respect of any action taken by him or taken in pursuance of his vote so cast, and the Voting Trustee shall not incur any responsibility as trustee or otherwise by reason of any error of fact or law, mistake of judgment, or of any matter or thing done or suffered or omitted to be done under this Agreement, except for his own individual gross negligence or willful misconduct.

(b) Agents. The Voting Trustee shall not be answerable for the default or misconduct of any agent or attorney appointed by him in pursuance hereof if such agent or attorney shall have been selected with reasonable care.

(c) Expenses. The Voting Trustee shall not be entitled to any compensation for his services but shall be reimbursed by the Stockholders for any reasonable expenses (other than counsel, advisors’ and agents’ fees) paid or incurred in the administration of the trust hereunder.

(d) Indemnity. The Stockholders hereby jointly and severally agree that they will at all times protect, indemnify and save harmless the Voting Trustee from any loss, cost or expense of any kind or character whatsoever incurred in connection with this Trust except those, if any, arising from the gross negligence or willful misconduct of the Voting Trustee, and will at all times themselves undertake, assume full responsibility for, and pay all costs and expenses of any suit or litigation of any character, including any proceedings before any governmental agency, with respect to the Shares or this Agreement and, if the Voting Trustee shall be made a party thereto, the Stockholders will pay all costs and expenses, including counsel fees, to which the Voting Trustee may be subject by reason thereof. The Voting Trustee may consult with counsel and other advisors, and the opinions of such counsel and advisors shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Voting Trustee hereunder in good faith and in accordance with such opinions.

(e) Survival. Notwithstanding any other provision hereof, the provisions of this Section 9 shall survive the termination of this Agreement.

10. Voting Discretion.

(a) Voting Discretion. Except as otherwise provided herein, until the termination of this Agreement and the actual delivery of stock certificates in exchange for Voting Trust Certificates hereunder, the Voting Trustee shall possess and shall be entitled in his discretion, not subject to any review, to exercise in person or by proxy, in respect of any and all Shares at any time deposited under this Agreement, all rights and powers of every name and nature, including the right to vote on, or to consent to (or withhold consent to), any and every act of Holdings, in the same manner and to the same extent as if he were the absolute owner of such Shares in his own right.

(b) Permitted Actions. Subject to the provisions of Section 10(c) hereof, without limiting the generality of Section 10(a), the Voting Trustee is specifically authorized to vote for or against, or to consent to or withhold consent to, any of the following:

(i) (A) an increase or decrease in the authorized capital of Holdings; (B) the creation or authorization of any class of capital stock of Holdings; (C) the issuance or sale of any shares of capital stock or rights to acquire capital stock of Holdings or any subsidiary of Holdings (by conversion, exercise of a warrant or option or otherwise);

(ii) any amendment of the certificate of incorporation or by-laws of Holdings;

(iii) the incurrence of any indebtedness for borrowed money;

(iv) the appointment, election, termination or removal of any officer or director of Holdings;

(v) the declaration or payment of any dividend or other distribution to the stockholders of Holdings;

(vi) the sale or disposal in the normal course of business of any part or parts of the property, assets or business of Holdings.

(vii) (A) entering into any transaction of merger, consolidation or amalgamation, or liquidation, winding up or dissolution, (B) the conveyance, sale, lease, transfer or other disposition of, in a transaction or related series of transactions, substantially all of Holdings’ or any of its subsidiaries’ property, business or assets, (C) acquisition by purchase or otherwise of all of the capital stock or other evidences of beneficial ownership of Holdings or any of its subsidiaries, or (D) any recapitalization or similar restructuring transaction;

(viii) the acquisition, directly or indirectly, of a significant amount of assets other than in the ordinary course of business;

(ix) the sale or disposition of, directly or indirectly, a significant amount of assets other than in the ordinary course of business;

(x) adoption of any stock option plan for employees or any material changes in any such stock option plan or any other executive compensation plan of Holdings or any of its subsidiaries;

(xi) any change in the annual compensation of any officer of Holdings;

(xii) any loans to officers, managers, employees or stockholders;

(xiii) any indemnification of officers, managers or agents of Holdings;

(xiv) any other extraordinary transaction, including any transaction that changes or would change the nature of the business of Holdings or its subsidiaries; and

(xv) any other proposal to be voted on or consented to by stockholders of Holdings.

(c) Limitation on Actions. Notwithstanding any other provision hereof, any vote or consent by the Voting Trustee pursuant to the authority granted him in Section 10(a) or 10(b) hereof with respect to the matters referred to in clause (i) or (ii) of Section 10(b) hereof that would materially and disproportionately adversely affect the rights of any particular Stockholder (the “Affected Stockholder”), in its capacity as a stockholder of Holdings, in relation to all of the other stockholders of Holdings in respect of shares held of the same class, series, or type, in their capacities as holders of such shares, shall not be effective as to such Affected Stockholder without such Affected Stockholder’s written consent (it being agreed that, for purposes of this Section 10(c), the shares held by the Rollover Optionholders, the Rollover Stockholders and the Restricted Stockholders (in each case as defined in the Stockholders

Agreement), in their capacities as such, shall be treated as separate classes of shares), and such consent of such Affected Stockholder shall be effective only in the specific instance and for the specific purpose for which it is given.

11. Representations and Warranties of each Party. Upon the execution and delivery of this Agreement (or an Instrument of Accession) by any party hereto, such party makes the following representations and warranties to each other party hereto:

(a) Legal Capacity of Individual. If such party is an individual, such party is an individual of legal age and has the requisite legal capacity to execute and deliver this Agreement and to perform his or her obligations under this Agreement.

(b) Organization, etc. If such party is not an individual, (i) such party is a duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) such party is duly qualified to do business to transact business and is in good standing in each jurisdiction in which such qualification is required, and (iii) such party has all required power and authority necessary to own and operate its property and to carry on its business as now conducted and presently proposed to be conducted.

(c) Power and Authority. If such party is not an individual, (i) such party has the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, (ii) the execution and delivery by such party of this Agreement and the performance by such party of its obligations hereunder have been duly authorized by all necessary action on its part, (iii) no other proceedings on the part of such party are necessary to authorize its execution and delivery of this Agreement or its performance of its obligations under this Agreement, and (iv) this Agreement has been duly executed and delivered by such party,

(d) Enforceability. Assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity, including, without limitation, principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

(e) No Conflicts. The execution and delivery by such party of this Agreement, and the performance by such party of its obligations under this Agreement do not (i) if such party is not an individual, conflict with, or violate any provision of, the certificate of incorporation, bylaws, certificate of formation, limited liability company agreement, certificate of limited partnership, limited partnership agreement or similar organization documents of such party, (ii) conflict with, or violate any laws applicable to such Stockholder or by which the Shares held by such Stockholder are bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to other Persons any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Shares held by such Stockholder are bound or affected.

(f) Consents. The execution and delivery by such party of this Agreement, and the performance by such party of its obligations under this Agreement do not require any consent, authorization or approval of, or other action by, or notice to or filing with, any governmental authority or other person.

(g) Title to the Shares. If such party is a Stockholder, as of the date of such party’s execution and delivery of this Agreement (or a Instrument of Accession), such party is the record and beneficial owner of the number of shares of Common Stock and the number of shares of Preferred Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (if such party has executed and delivered this Agreement as of the date hereof) (or in such Instrument of Accession), free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, contracts, limitations on such party’ s voting rights, charges and other encumbrances of any nature whatsoever, except as set forth in this Agreement, the Stockholders Agreement, the Certificate of Incorporation of Holdings, as in effect from time to time, the Put/Call Agreement, and any other purchase agreements or related vesting agreements or letter agreements with Holdings pursuant to which such shares were issued. If such party is a Stockholder, except as provided in this Agreement, such party has not appointed or granted (and will not, after the date of such party’s execution and delivery of this Agreement (or a Instrument of Accession), appoint or grant) any proxy, which appointment or grant is still effective at the time of such party’s execution and delivery of this Agreement (or a Instrument of Accession), with respect to the shares of Common Stock and the shares of Preferred Stock set forth opposite such Stockholder’s name on Exhibit A hereto (if such party has executed and delivered this Agreement as of the date hereof) (or in such Instrument of Accession).

12. Termination of this Agreement.

(a) Term. Unless terminated sooner pursuant to Section 12(b) hereof, this Agreement shall continue in effect for the maximum period permitted by applicable law as in effect on the date hereof.

(b) Termination. This Agreement shall terminate upon the termination of the Stockholders Agreement in accordance with the terms thereof. Notwithstanding anything to the contrary in this Agreement, this Agreement shall also terminate with respect to any Share when, pursuant to Section 9(c) of the Stockholders Agreement, the Stockholders Agreement has terminated with respect to such Share.

(c) Irrevocable. Subject to the foregoing Section 12(b), during the term of this Agreement the Trust hereby continued shall be irrevocable and no Shares of Holdings held by the Voting Trustee pursuant to the terms and conditions of this Agreement shall be transferred to or upon the order of the holder of a Voting Trust Certificate evidencing the beneficial ownership thereof prior to the termination of this Agreement.

13. Delivery of Stock Certificates Upon Termination of this Agreement.

(a) Stock Certificates. Upon termination of this Agreement, the Voting Trustee, in exchange for and upon surrender of any Voting Trust Certificates then outstanding, shall, in accordance with the terms hereof, deliver certificates for capital stock of Holdings of the series or class and in the amount called for by such Voting Trust Certificate and either registered in the name of the holder thereof or duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank to the holder thereof, and the Voting Trustee may require the holder of such Voting Trust Certificate to surrender the same for such exchange.

(b) Obligations of Trustee. After any termination of this Agreement as above provided with respect to all Shares, and delivery by the Voting Trustee of any stock or other property then held hereunder in exchange for outstanding Voting Trust Certificates as provided in this Section 13, all further obligations or duties of the Voting Trustee under this Agreement or any provision hereof shall cease.

(c) Resignation; Successor Trustee. The Voting Trustee may resign at any time by providing Holdings and each Stockholder with written notice to such effect 30 days prior to the effective date of such resignation. If for any reason John K. Castle shall cease to serve as Voting Trustee hereunder, his immediate successor in such capacity shall be Leonard M. Harlan; provided that (i) the person serving as Voting Trustee may at any time, and from time to time, replace or designate the successor to such Voting Trustee and (ii) each such successor shall be an officer of Castle Harlan, Inc. or an officer of Castle Harlan Partners IV, GP, Inc. Each such successive designated person shall, upon assuming the duties hereunder upon a vacancy occurring in the office of Voting Trustee, be the Voting Trustee.

14. Interests Allowed as Voting Trustee. The Voting Trustee may be a creditor or stockholder of Holdings and may act as a director, officer or employee of, or consultant or advisor to, Holdings and receive compensation therefor. In addition, the Voting Trustee and any firm of which he may be a member, and any of his affiliates, may contract with Holdings or have a pecuniary interest in any matter or transaction to which Holdings may be a party, or in which Holdings may be in any way concerned.

15. Miscellaneous.

(a) Deliveries to Stockholders. The Voting Trustee shall deliver to each Stockholder all information received by the Voting Trustee from Holdings or from other stockholders of Holdings.

(b) Assignment; Binding Effect. Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all successors, permitted assigns, personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing persons were named herein as parties hereto.

(c) Notices. All notices or other written communications pursuant to this Agreement to be given to the Stockholders shall be given or made by mailing the same in a sealed postpaid envelope to the Stockholders addressed to their respective addresses as shown on the books of the Trust, and any notice or other written communication whatsoever when mailed by or on behalf of the Voting Trustee to such Stockholders as herein provided shall have the same effect as though personally served on such Stockholders. All notices or other written communications pursuant to this Agreement to be given or made to the Voting Trustee shall be given or made by serving a copy thereof upon him or her personally or by mailing the same in a sealed postpaid envelope addressed to him or her at his or her address set forth below or to such other address as he or she shall from time to time in writing designate. All notices or other written communications pursuant to this Agreement to Holdings or any Stockholder which is a member of the CHP Group shall be given or made by mailing the same in a sealed postpaid envelope addressed to it at its address set forth below or to such other address as it shall from time to time in writing designate. If any Stockholder gives any notice, or makes any other written communication, pursuant to this Agreement to the Voting Trustee, such Stockholder shall, concurrently therewith, provide a complete copy thereof to Holdings in accordance with this Section 15(c).

(i)	if to Holdings or to a Stockholder which is a member of the CHP Group (if any), to it at:

c/o Castle Harlan, Inc.

150 East 58th Street

37th Floor

New York, New York 10155

Attention: Marcel Fournier

Telecopier No.: 212-207-8042

with a copy to:

Castle Harlan, Inc.

150 East 58th Street

37th Floor

New York, New York 10155

Attention: Howard Weiss

Telecopier No.: 212-207-8042

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: André Weiss, Esq.

Telecopier No.: 212-593-5955

(ii)	if to the Voting Trustee, to it at:

c/o Castle Harlan, Inc.

150 East 58th Street

37th Floor

New York, New York 10155

Attention: John K. Castle

Telecopier No.: 212-207-8042

with a copy to:

Castle Harlan, Inc.

150 East 58th Street

37th Floor

New York, New York 10155

Attention: Howard Weiss

Telecopier No.: 212-207-8042

and to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: André Weiss, Esq.

Telecopier No.: 212-593-5955

(d) Filing of Agreement. Until the termination of this Agreement, one original counterpart hereof shall be filed at each of (i) the principal office of Holdings and (ii) the registered office of Holdings in the State of Delaware, and each such counterpart shall be open to the inspection of any holder of any Voting Trust Certificate or any stockholder of Holdings daily during business hours.

(e) Voting Trustee. For all purposes of this Agreement, each reference in this Agreement to the “Voting Trustee” shall mean, at the time in question, the individual acting as Voting Trustee in accordance with this Agreement, solely in his capacity as Voting Trustee pursuant to this Agreement.

(f) Acknowledgment of Obligations. The Voting Trustee hereby accepts (and hereby continues) the Trust subject to all the terms and conditions herein contained and agrees that he will exercise the powers and perform the duties of Voting Trustee as set forth herein according to his best judgment.

(g) Applicable Law; Consent to Jurisdiction. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law or choice of law. The parties hereto hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. To the extent permitted by applicable law, the parties hereto consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to such party at its address set forth in this Agreement (and service so made shall be deemed complete five days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts.

(h) Entire Agreement; Amendments and Waivers. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended or revoked only by the written consent of each party hereto, and each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived only by the written waiver of the party against whom such action or inaction may negatively affect, but, in any case, such consent or waiver shall only be effective in the specific instance and for the specific purpose for which given; provided, however, that, without the consent of any other party hereto, the Voting Trustee may, from time to time, join additional parties to this Agreement as “Stockholders” hereunder upon the completion, execution and delivery to the Voting Trustee by such parties of an instrument of accession substantially in the form attached as Exhibit C to this Agreement (each, an “Instrument of Accession”).

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

(j) Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(l) Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto shall and do hereby waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, or, in the

event such courts shall not have jurisdiction of such action, in any court of the United States or any state thereof having subject matter jurisdiction of such action.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

HOLDINGS: H-LINES HOLDING CORP.

By:	/s/ Charles G. Raymond
	Name:	Charles G. Raymond
	Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

VOTING TRUSTEE:

/s/ John K. Castle
John K. Castle
c/o Castle Harlan, Inc. 150 East 58th Street 37th Floor New York, New York 10155

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Leonard M. Harlan
Leonard M. Harlan

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ David B. Pittaway
David B. Pittaway

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER: CASTLE HARLAN, INC.

By:	/s/ Howard Weiss
Name: Howard Weiss
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER: BRANFORD CASTLE HOLDINGS IV, INC.

By:	/s/ Branford Castle Holdings IV, Inc.
Name:
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Howard Weiss
Howard Weiss

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Justin B. Wender
Justin B. Wender

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Sylvia F. Rosen
Sylvia F. Rosen

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ John E. Morningstar
John E. Morningstar

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

THE WEISS GROUP

By:	/s/ Howard Weiss
Name: Howard Weiss
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

WENDER ASSOCIATES IV

By:	/s/ Justin B. Wender
Name: Justin B. Wender
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

MZ ASSOCIATES, LLC

By:	/s/ MZ Associates, LLC
Name:
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

WMP IRREVOCABLE TRUST

By:	/s/ Trustee
Name:
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Marcel Fournier
Marcel Fournier

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Benjamin S. Sebel
Benjamin S. Sebel

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

MARLIN TRUST

By:	/s/ Trustee
Name:
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

BERMAN TRUST

By:	/s/ Trustee
Name:
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

GRUMAN TRUST

By:	/s/ Trustee
Name:
Title:

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Mark R. Blankenship
Mark R. Blankenship

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Michael T. Bohlman
Michael T. Bohlman

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Patricia A. Bowman
Patricia A. Bowman

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Charles William Brown III
Charles William Brown III

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Marvin Buchanan
Marvin Buchanan

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Robert C. Burlando
Robert C. Burlando

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Tricia A. Covais
Tricia A. Covais

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Daniel R. Downes
Daniel R. Downes

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Scott W. Fernandez
Scott W. Fernandez

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ R. Kevin Gill
R. Kevin Gill

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Sabrina M. Jackson
Sabrina M. Jackson

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ John V. Keenan
John V. Keenan

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Ricky A. Kessler
Ricky A. Kessler

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Mar F. Labrador
Mar F. Labrador

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Dennis R. McCarthy
Dennis R. McCarthy

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Kathleen M. Mullen
Kathleen M. Mullen

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Neil Perlmutter
Neil Perlmutter

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Kenneth L. Privratsky
Kenneth L. Privratsky

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ John J. Quan
John J. Quan

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Charles G. Raymond
Charles G. Raymond

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Joe Raymond
Joe Raymond

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Sam Raymond
Sam Raymond

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Karen H. Richards
Karen H. Richards

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Jose G. Rodriguez
Jose G. Rodriguez

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Richard F. Rodriguez
Richard F. Rodriguez

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Gabriel M. Serra
Gabriel M. Serra

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Brian W. Taylor
Brian W. Taylor

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Philip A. Woare
Philip A. Woare

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ M. Mark Urbania
M. Mark Urbania

Address:

Facsimile Number:

IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Voting Trust Agreement as of the day and year first above written.

STOCKHOLDER:

/s/ Robert S. Zuckerman
Robert S. Zuckerman

Address:

Facsimile Number:

EXHIBIT A

Stockholder	Number of Shares of Common Stock Owned	Number of Shares of Preferred Stock Owned
Leonard M. Harlan	1,775	26,625

David B. Pittaway	797	11,955

Howard Weiss	442	6,630

Justin B. Wender	140	2,100

Castle Harlan, Inc.	443	6,645

Sylvia F. Rosen	132	1,980

John E. Morningstar	88	1,320

Branford Castle Holdings IV, Inc.	3,503	52,545

The Weiss Group	177	2,655

Wender Associates IV	568	8,520

MZ Associates, LLC	531	7,965

WMP Irrevocable Trust	354	5,310

Marcel Fournier	487	7,305

Benjamin S. Sebel	354	5,310

Marlin Trust	132	1,980

Berman Trust	44	660

Gruman Trust	44	660

Mark R. Blankenship	—	—

Michael T. Bohlman	103	1,545

Patricia A. Bowman	188	2,820

Charles William Brown III	78	1,170

Marvin Buchanan	346	5,190

Robert C. Burlando	3,145	47,175

Tricia A. Covais	78	1,170

Daniel R. Downes	78	1,170

Stockholder	Number of Shares of Common Stock Owned	Number of Shares of Preferred Stock Owned
Scott W. Fernandez	157	2,355

R. Kevin Gill	78	1,170

Sabrina M. Jackson	110	1,650

John V. Keenan	—	—

Ricky A. Kessler	72	1,080

Mar F. Labrador	440	6,600

Dennis R. McCarthy	157	2,355

Kathleen M. Mullen	125	1,875

Neil Perlmutter	—	—

Kenneth L. Privratsky	—	—

John J. Quan	440	6,600

Charles G. Raymond	—	—

Gabriel M. Serra	—	—

Karen H. Richards	—	—

Jose G. Rodriguez	786	11,790

Richard F. Rodriguez	283	4,245

Phillip A. Woare	346	5,190

M. Mark Urbania	1,572	23,580

Robert S. Zuckerman	—	—

EXHIBIT B

THIS VOTING TRUST CERTIFICATE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST THEREIN MAY BE TRANSFERRED EXCEPT IN COMPLIANCE, ESTABLISHED TO SATISFACTION OF THE ISSUER, WITH SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER BY THE SECURITIES AND EXCHANGE COMMISSION.

THIS VOTING TRUST CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A STOCKHOLDERS AGREEMENT ON FILE WITH H-LINES HOLDING CORP.

VOTING TRUST CERTIFICATE

H-LINES HOLDING CORP.

No. V-

Class: Common Stock Shares:

Class: Preferred Stock Shares:

This certificate is evidence that                      has deposited (i)                      shares of Common Stock, $0.01 par value per share, of H-Lines Holding Corp., a Delaware corporation (“Holdings”), and (ii)                      shares of Series A Redeemable Preferred Stock, $0.01 par value per share, of Holdings, with the Voting Trustee hereinafter named in accordance with the terms and conditions of the Amended and Restated Voting Trust Agreement (the “Agreement”) dated as of October 15, 2004, among Holdings, each of the persons or entities listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the “Voting Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof.

This certificate and the interest represented hereby is transferable on the books of the Trust only in accordance with the terms and conditions of the Agreement and any holder of this Certificate takes the same subject to all of the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Voting Trustee has signed this certificate as of the              day of                 , 2004.

VOTING TRUSTEE:

John K. Castle

EXHIBIT C

INSTRUMENT OF ACCESSION

AMENDED AND RESTATED VOTING TRUST AGREEMENT

The undersigned,                     , as a condition precedent to becoming the owner or holder of record of (i)                                               (                    ) shares of Common Stock, par value $0.01 per share, of H-Lines Holding Corp., a Delaware corporation (the “Company”) and                                               (                    ) shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company, hereby agrees to become a “Stockholder” under, a party to, and bound by, that certain Amended and Restated Voting Trust Agreement dated as of October 15, 2004, by and among the Company, each of the persons or entities listed on the signature pages thereof and the person whose name appears below as Voting Trustee (the “Voting Trustee”), as amended, restated, amended and restated, supplemented or otherwise modified through the date hereof. This Instrument of Accession shall take effect and shall become an integral part of said Amended and Restated Voting Trust Agreement immediately upon execution and delivery to the Voting Trustee of this Instrument.

IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:

Address:

Date:

Accepted: VOTING TRUSTEE:

By:
Name:

Date: